UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): November 23, 2010

INTERNATIONAL SPEEDWAY CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Florida	0-2384	59-0709342
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

One Daytona Boulevard, Daytona Beach, Florida	32114
(Address of Principal Executive Offices)	(Zip Code)
(386) 254-2700
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations
     Item 1.01 Entry into a Material Definitive Agreement
     Item 1.02 Termination of a Material Definitive Agreement
Section 2 — Financial Information
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
Section 7 — Regulation FD
     Item 7.01 Regulation FD Disclosure
Section 8 — Other Items
     Item 8.01 Other Items
On November 22, 2010 the Company issued a press release which announced that it has closed on a five-year, $300 million revolving credit facility (the “Facility”) that can be utilized for general corporate purposes, including external growth opportunities.
The Facility is jointly led by SunTrust Robinson Humphrey, Inc. (“SunTrust”) and J.P Morgan Securities LLC (“JP Morgan”), with Wells Fargo Bank, N.A. acting as Administrative Agent. Bank of America, N.A.; Regions Bank; and U.S. Bank N.A. acted as Co-Documentation Agents. SunTrust and JP Morgan acted as Joint Book Managers for the Facility, which was syndicated to a select group of lenders including: Compass Bank; PNC Bank, N.A.; TD Bank, N.A.; and Branch Banking & Trust Company.
The Facility replaces the Company’s existing $300 million revolving credit facility (the “Terminated Facility”), which was scheduled to expire in June 2011. The Terminated Facility was terminated on November 19, 2010, simultaneous with the closing of the Facility. The Company elected to enter into the Facility at this time to take advantage of favorable financial market conditions. Amounts borrowed under the Terminated Facility were refinanced and remain outstanding under the Facility.
The Facility contains representations and affirmative, negative and financial covenants usual and customary for agreements of this type, including among others covenants that place conditions upon the Company’s and certain subsidiaries’ ability to merge or consolidate with other entities, incur indebtedness, incur liens, and sell material parts of its assets, business or property. The Facility includes a financial covenant that the Company shall, as of the last day of each fiscal quarter, maintain a leverage ratio less than or equal to 3.5 to 1.0, and an interest coverage ratio greater than or equal to 2.5 to 1.0. The Facility also contains additional customary events of default, including, without limitation, payment defaults, material inaccuracy of representations or warranties, covenant defaults, certain bankruptcy and insolvency events and change in control. Certain of the Company’s subsidiaries will act as guarantors under the Facility pursuant to a Subsidiary Guaranty Agreement.
Pricing on the Facility will based on a pricing grid ranging from LIBOR + 1.50% to LIBOR + 2.25%, depending on the better of the Company’s debt rating as determined by Moody’s or Standard & Poor’s or the Company’s leverage ratio. Comparable pricing on the Company’s previous credit facility ranged from LIBOR + 0.30% to LIBOR + 0.80%, based on the Company’s highest debt rating.
A copy of the Facility, the Subsidiary Guaranty Agreement and the release are attached as exhibits to this report.
Section 9 — Financial Statements and Exhibits
     Item 9.01 Financial Statements and Exhibits

Description of
Exhibit Number	Exhibit	Filing Status
10.1	Revolving Credit Agreement	Attached herewith

10.2	Subsidiary Guaranty Agreement	Attached herewith

(99.1)	Press Release	Attached herewith

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNATIONAL SPEEDWAY CORPORATION (Registrant)
Date: November 23, 2010	By:	/s/ Brett M. Scharback
Brett M. Scharback
Vice President - Deputy General Counsel